UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2010, VCG Holding Corp., a Colorado corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Family Dog, LLC (“Parent”), FD Acquisition Co. (“Merger Sub”), the Company’s Chairman of the Board and Chief Executive, Troy Lowrie, and the Company’s President and Chief Operating Officer, Micheal Ocello. Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are currently owned and controlled by Mr. Lowrie. Mr. Ocello and two entities owned or controlled by either of Messrs. Lowrie or Ocello (together with Mr. Lowrie, collectively, the “Executive Group”) will become owners of Parent before consummation of the Merger as described below and in the Merger Agreement.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.001 per share (collectively, the “Common Stock”), except for any shares of Common Stock held by Parent and Dissenting Shares (as such term is defined in the Merger Agreement) will be converted into the right to receive a cash payment in the amount of $2.25 per share, without interest (the “Merger Consideration”). In addition, each vested option to acquire shares of Common Stock outstanding at the effective time of the Merger will be converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share of Common Stock subject to the option. Unvested options will be terminated at the effective time of the Merger except as otherwise provided in the Merger Agreement or as required by law.

Before consummation of the Merger, the Executive Group will contribute to Parent all of their shares of the Company’s Common Stock and assign to Parent their rights to any debt of the Company held by them in exchange for membership interests in Parent. In addition, certain other lenders of the Company may elect to assign their rights to debt of the Company held by them to Parent in exchange for membership interests in Parent (such debt, together with the debt assigned to Parent as described in the foregoing sentence, the “Converting Debt”). At any time after the approval of the Merger Agreement and the Merger by the Company’s shareholders, but prior to the closing date, and in exchange for Parent’s agreement to cancel the Company’s obligations with respect to the Converting Debt, at the election of Parent in its sole discretion, the Company shall issue to Parent that number of shares of Common Stock equal to: (a) the aggregate outstanding principal balance and all unpaid accrued interest on the Converting Debt divided by (b) the Merger Consideration.

The Company’s Board of Directors (with Troy Lowrie abstaining from voting) unanimously approved the Merger and the Merger Agreement following the unanimous recommendation of a special committee comprised entirely of independent members of the Company’s Board of Directors (the “Special Committee”). Before the Company’s Board of Directors unanimously approved the Merger and the Merger Agreement, the Special Committee and the Company’s Board of Directors received an opinion from an independent financial advisor to the effect that, based on and subject to the various assumptions and qualifications set forth therein, as of the date of such opinion, the Merger Consideration to be received by the Company’s shareholders in the Merger is fair to such shareholders from a financial perspective.

The transaction is expected to close in the first quarter of 2011. Upon the closing of the Merger, the Company’s Common Stock will no longer be traded on the Nasdaq Stock Market and the Company will cease reporting to the U.S. Securities and Exchange Commission. Certain members of the Company’s management are expected to participate in the ownership of the Company following the closing of the Merger.

As described in the Merger Agreement, completion of the Merger is subject to several closing conditions, including, but not limited to:

•	approval of the Merger and the Merger Agreement by (a) a majority of the votes entitled to be cast thereon at the special meeting of the Company’s shareholders to be called for such purpose (the “Special Shareholders’ Meeting”) in accordance with 7-111-103(5) of the Colorado Business Corporation Act, and (b) a majority of the votes actually cast at the Special Shareholders’ Meeting (the “Majority of Minority Vote”); shares of Common Stock held by Messrs. Lowrie and Ocello and certain entities owned or controlled by them, as well as certain other shares of Common Stock as further described in the Merger Agreement, will not be taken into account for any purpose with regard to the Majority of Minority Vote (e.g. in calculating votes cast in favor or total votes cast);

•	the representations and warranties made by the respective parties to the Merger Agreement being true and correct as of the effective time of the Merger, except for such failures as have not had a Material Adverse Effect (as such term is defined in the Merger Agreement) on the Company, Parent or Purchaser, as the case may be;

•	each party to the Merger Agreement having performed, in all material respects, all obligations that it is required to perform under the Merger Agreement;

•	the absence of any event which has had a Material Adverse Effect on the Company between the date of the Merger Agreement and the effective time of the Merger;

•	holders of no greater than 10% of the shares of Common Stock held by the Public Shareholders (as such term is defined in the Merger Agreement) having exercised their dissenters’ rights and delivered payment demand to the Company pursuant to Section 7-113-101 of the Colorado Business Corporation Act; and

•	receipt of certain consents, waivers, releases and permits.

The transaction is not subject to a financing or due diligence condition.

The Merger Agreement also grants the parties thereto termination rights in certain circumstances and provides for the payment of termination fees in certain instances, but not all, of termination of the Merger Agreement, as more fully set forth in the Merger Agreement. If the Company terminates the Merger Agreement under certain circumstances, the Company will be required to pay a termination fee to Parent in the amount $1 million or $600,000, depending on such circumstances. Further, Parent will be required to pay a termination fee to the Company in the amount $1,000,000 under certain circumstances in the event that the Company terminates the Merger Agreement because the Merger was not consummated as a result of Parent not being able to secure financing for the Merger.

The Merger Agreement contains certain other provisions which are customary for agreements of this nature, such as representations and warranties, covenants and indemnification obligations.

The Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference. The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (b) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement, (c) may apply standards of materiality in a way that is different from what may be viewed as material to investors, and (d) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

North Point Advisors LLC served as financial advisor to the Special Committee in connection with the Merger and rendered a fairness opinion to the Special Committee and the Company’s Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the Merger as of the date of the Merger Agreement.

On November 10, 2010, the Company issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibits 99.1.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the Proxy Statement (when available) as well as other documents filed with the SEC containing information about the Company at http://www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available on the Company’s internet website at http://www.vcgh.com. Furthermore, investors may obtain free copies of the Company’s SEC filings by directing such request to VCG Holding Corp., Attn: Corporate Secretary, 390 Union Blvd, Suite 540, Lakewood, CO 80228 or by requesting the same via telephone at (303) 934-2424.

Participants in the Solicitation of Proxies

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’ shareholders with respect to the proposed transaction. Information regarding the officers and directors of the Company is included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 15, 2010. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 9, 2010, by and among Family Dog, LLC, FD Acquisition Co., Troy Lowrie, Micheal Ocello and VCG Holding Corp.
99.1	Press Release, dated November 10, 2010

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, without limitation, whether the parties to the Merger Agreement will successfully consummate the Merger. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous risks, uncertainties and factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these risks, uncertainties and factors. All guidance and forward-looking statements in this Current Report on Form 8-K are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

November 10, 2010	By:	Tenicia Bradley

Name: Tenicia Bradley
Title: Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 9, 2010, by and among Family Dog, LLC, FD Acquisition Co., Troy Lowrie, Micheal Ocello and VCG Holding Corp.
99.1	Press Release, dated November 10, 2010